Exhibit 10.1

SUBSCRIPTION AGREEMENT

________________, 2019

MTech Acquisition Corp.

10124 Foxhurst Court

Orlando, Florida 32836

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) between MTech Acquisition Corp., a Delaware corporation (the “Company” or “MTech”), and MJ Freeway, LLC, a Colorado limited liability company (“MJF”), pursuant to that certain Agreement and Plan of Merger, dated as of October 10, 2018 (as amended, including on April 17, 2019, the “Transaction Agreement”), by and among MTech, MJF, MTech Acquisition Holdings Inc., a Delaware Corporation (“Pubco”), and the other parties thereto, the Company is seeking commitments to purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), for a purchase price of $10.21 per share (the “Purchase Price”). The Company is offering the shares of Class A Common Stock in a private placement (the “Offering”) in which the Company expects to issue and sell up to an aggregate of 1,485,506 shares of Class A Common Stock pursuant to subscription agreements of even date herewith on substantially the same terms hereof, except that certain investors participating in the Offering are entering into separate letter agreements (each, a “Letter Agreement”) with the Company’s sponsor, MTech Sponsor LLC (the “Sponsor”), and the Company. In connection therewith, the undersigned, the Company and, as applicable, Pubco agree as follows:

1. Subscription. As of the date written above (the “Subscription Date”), subject to Section 3(c) below, the undersigned hereby irrevocably subscribes for and agrees to purchase from the Company such number of shares of Class A Common Stock as is set forth on the signature page of this Subscription Agreement (the “Shares”) at the Purchase Price and on the terms provided for herein.

2. Closing; Delivery of Shares.

a. The closing of the sale of Shares contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur on the date of, and immediately prior to, the Transaction Closing. Upon (i) satisfaction of the conditions set forth in Section 4 below and (ii) not less than five (5) business days’ written notice (which may be via email) from (or on behalf of) the Company to the undersigned (the “Closing Notice”), which closing notice shall contain the Company’s wire instructions, that the Company reasonably expects the Transaction Closing to occur on a date that is not less than five (5) business days from the date of the Closing Notice, the undersigned shall deliver to the Company on the closing date specified in the Closing Notice (the “Closing Date”) the Purchase Price for the Shares subscribed by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery to the undersigned of the Shares free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book-entry form as set forth in Section 2(b) below.

b. Immediately upon the Closing, the Company shall deliver (or cause the delivery of) the Shares in book-entry form with restrictive legends in the amount as set forth on the signature page to each of the undersigned as indicated on the signature page or to a custodian designated by such undersigned, as applicable, as indicated below.

c. Automatically upon the Transaction Closing, the Shares and Backstop Shares (as defined below) shall be exchanged for shares (the “Pubco Shares”) of Pubco’s common stock, par value $0.0001 per share (“Pubco Common Stock”), on a one-for-one basis.

3. Backstop.

a. Commencing on the date hereof and through 5:00 p.m. Eastern Time on the third (3rd) business day prior to the Special Meeting (as defined below) (the “Backstop Deadline”), the undersigned shall (provided it is lawful to do so) have the right to purchase shares of Class A Common Stock in privately negotiated transactions with third parties (any shares so purchased, “Backstop Shares”). On the calendar day immediately following the Backstop Deadline and promptly at such other times requested by the Company from time to time, the undersigned shall (i) notify the Company in writing of the number of Backstop Shares that it has purchased, and (ii) provide the Company, for all Backstop Shares acquired, all documentary evidence reasonably requested by the Company and its advisors (including legal counsel) and its transfer agent and proxy solicitor, in form and substance reasonably acceptable to the Company, to confirm that (A) the undersigned has purchased all such Backstop Shares, (B) the seller of such Backstop Shares has provided to the undersigned (x) such seller’s proxy with respect to all Backstop Shares purchased from such seller for the matters to be voted upon at the special meeting of the Company’s stockholders to be held by the Company pursuant to a proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting, as supplemented by definitive additional materials filed with the SEC prior to the Special Meeting (the “Proxy Statement”) to approve, among other matters, the Transaction (including any stockholder meeting held upon an adjournment prior to the completion thereof, the “Special Meeting”) and (y) an irrevocable written waiver of such seller’s right to exercise any redemption or conversion rights with respect to all Backstop Shares purchase from such seller pursuant to the Redemption (as defined below) and (C) that the undersigned has complied with its obligations under Section 3(b) below.

b. The undersigned covenants and agrees that until the earlier of (i) the Transaction Closing or (ii) the date on which the Transaction Agreement is terminated in accordance with its terms, it shall (A) not, directly or indirectly, transfer (whether by sale, redemption, disposition or monetization in any manner whatsoever, including though redemption election or any derivative transactions) any Backstop Shares that it owns or otherwise acquires, (B) vote at the Special Meeting all of the Backstop Shares that it owns or acquires, or otherwise has proxy rights with respect to, in favor of the Transaction, and each of the other proposals of the Company set forth in the Proxy Statement, and (C) waive and not exercise any rights that it may have to redeem or convert any Backstop Shares that owns or acquires in connection with the redemption conducted by the Company in connection with the Transaction in accordance with the Company’s organizational documents and the Prospectus (the “Redemption”).

c. Any Backstop Shares acquired and held by the undersigned in accordance with this Section 3, and for which the undersigned otherwise complies with its obligations under this Section 3, shall at the sole election of the undersigned, reduce the number of Shares required to be purchased by the undersigned pursuant to Section 1 above.

4. Closing Conditions. In addition to the condition set forth in the first sentence of Section 2(a) and 2(b) above, the Closing are also subject to the satisfaction or valid waiver by each party of the conditions that, on the Closing Date:

a. no suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

b. all representations and warranties of the Company and the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by each of the Company and the undersigned of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date;

c. no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

d. all conditions precedent to the Transaction Closing set forth in Article 7 of the Transaction Agreement, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the Transaction Closing).

5. Company Representations and Warranties. The Company represents and warrants to the undersigned that:

a. As of the date hereof, the Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Immediately following the Transaction Closing under the Transaction Agreement, the Company will be a Delaware corporation, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation (as amended) or under the laws of the State of Delaware.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules and will not conflict with or result in a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any material violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply with this Subscription Agreement; subject, in the case of the foregoing clauses (i) and (iii) with respect to the consummation of the transactions therein contemplated.

e. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the undersigned.

f. The Company is not, and immediately after receipt of payment for the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

g. Assuming the accuracy of the subscriber representations and warranties set forth in Section 6, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Agreement, it is not necessary to register the Shares under the Securities Act.

6. Subscriber Representations, Warranties and Covenants. The undersigned represents and warrants to the Company that:

a. At the time the undersigned was offered the Shares, it was, and as of the date hereof, the undersigned is (i) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), as indicated in the questionnaire attached as Annex A hereto, and (ii) is acquiring the Shares only for his, her or its own account and (iii) not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

b. The undersigned understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares delivered at the Closing, have not been registered under the Securities Act. The undersigned understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Shares delivered at the Closing, shall contain a legend to such effect. The undersigned acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Shares, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

c. The undersigned understands and agrees that the undersigned is purchasing Shares directly from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, or any of its officers or directors, expressly (other than those representations, warranties, covenants and agreements included in this Subscription Agreement) or by implication.

d. The undersigned’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

e. The undersigned acknowledges and agrees that the undersigned has received such information as the undersigned deems necessary in order to make an investment decision with respect to the Shares and any Backstop Shares. Without limiting the generality of the foregoing, the undersigned acknowledges that it has reviewed (i) the Company’s Registration Statement on Form S-4 filed with the SEC, and (ii) the Company’s other filings with the SEC ((i) and (ii) together, the “Company SEC Filings”). The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and any Backstop Shares. The undersigned has conducted its own investigation of the Company and the Shares and the Backstop Shares and the undersigned has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares and any Backstop Shares. The undersigned further acknowledges that the information contained in the Company SEC Filings subject to change, and that any changes to the information contained in the Company SEC Filings, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the undersigned’s obligation to purchase the Shares hereunder, except as otherwise provided herein.

f. The undersigned became aware of this Offering of the Shares solely by means of direct contact between the undersigned and the Company or a representative of the Company, and the Shares were offered to the undersigned solely by direct contact between the undersigned and the Company or a representative of the Company. The undersigned acknowledges that the Company represents and warrants that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The undersigned has a substantive pre-existing relationship with the Company, MTech, MJF or their respective affiliates for this Offering of the Shares.

g. The undersigned acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares and any Backstop Shares, including those set forth in the Company SEC Filings. The undersigned is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and any Backstop Shares, and the undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision.

h. Alone, or together with any professional advisor(s), the undersigned has adequately analyzed and fully considered the risks of an investment in the Shares and any Backstop Shares and determined that the Shares and Backstop Shares are a suitable investment for the undersigned and that the undersigned is able at this time and in the foreseeable future to bear the economic risk of a total loss of the undersigned’s investment in the Company. The undersigned acknowledges specifically that a possibility of total loss exists.

i. In making its decision to purchase the Shares and any Backstop Shares, the undersigned has relied solely upon independent investigation made by the undersigned.

j. The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of this Offering of the Shares or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the Company SEC Filings.

k. The undersigned has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

l. The execution, delivery and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the undersigned is an individual, has legal competence and capacity to execute the same or, if the undersigned is not an individual the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.

m. Neither the due diligence investigation conducted by the undersigned in connection with making its decision to acquire the Shares nor any representations and warranties made by the undersigned herein shall modify, amend or affect the undersigned’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

n. The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the undersigned and used to purchase the Shares and any Backstop Shares were legally derived.

7. Registration Rights. Pubco agrees that, within thirty (30) calendar days after the Closing Date, Pubco (or its successor) will file with the SEC (at Pubco’s sole cost and expense) a registration statement registering the resale of the Pubco Shares (the “Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. Pubco agrees that it will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earlier of (i) two (2) years from the issuance of the Shares, or (ii) on the first date on which the undersigned can sell all of its Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of Pubco Shares to Pubco (or its successor) upon request to assist Pubco in making the determination described above. Pubco’s obligations to include the Pubco Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to Pubco such information regarding the undersigned, the securities of Pubco held by the undersigned and the intended method of disposition of the Pubco Shares as shall be reasonably requested by Pubco to effect the registration of the Pubco Shares, and shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling stockholder in similar situations. Pubco may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that could materially adversely affect the Pubco; provided, that, Pubco shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) the transactions contemplated by this Subscription Agreement are not consummated prior to July 31, 2019; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the undersigned of the termination of the Transaction Agreement promptly after the termination of such agreement.

9. Trust Account Waiver. Reference is made to the final prospectus of MTech, dated as of January 29, 2018 and filed with the SEC (File No. 333-221957) on January 29, 2018 (the “Prospectus”). The undersigned hereby represents and warrants that it has read the Prospectus and understands that MTech has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of MTech’s public stockholders (including overallotment shares acquired by MTech’s underwriters, and any shares issued by Pubco in exchange for any of the foregoing shares pursuant to the Transaction, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, MTech may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their MTech shares in connection with the consummation of MTech’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if MTech fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any franchise or income taxes and up to $15,000 in liquidation expenses, or (d) to MTech after or concurrently with the consummation of a Business Combination. For and in consideration of the Company and Pubco entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Subscription Agreement, neither the undersigned nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement or any proposed or actual business relationship between MTech, Pubco or their respective Representatives, on the one hand, and the undersigned or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The undersigned on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the undersigned or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with MTech, Pubco or their respective Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Subscription Agreement or any other agreement with MTech, Pubco or their respective affiliates). The undersigned agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by MTech, Pubco, and their respective affiliates to induce the Company and Pubco to enter in this Subscription Agreement, and the undersigned further intends and understands such waiver to be valid, binding and enforceable against the undersigned and each of its affiliates under applicable law. To the extent the undersigned or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to MTech, Pubco or their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against MTech, Pubco or their respective Representatives, the undersigned hereby acknowledges and agrees that the undersigned’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the undersigned or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the undersigned or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to MTech, Pubco or their respective Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, MTech, Pubco and their respective Representatives, as applicable, shall be entitled to recover from the undersigned and its affiliates the associated legal fees and costs in connection with any such action in the event MTech, Pubco or their respective Representatives, as applicable, prevails in such action or proceeding. For purposes of this Subscription Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives. Notwithstanding anything to the contrary contained in this Subscription Agreement, the provisions of this Section 9 shall survive the Closing or any termination of this Subscription Agreement and last indefinitely.

10. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the undersigned hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned by the undersigned without the prior written consent of the Company and Pubco, and any purported transfer or assignment without such consent shall be null and void ab initio.

b. The Company may request from the undersigned such additional information as the Company may deem necessary to evaluate the eligibility of the undersigned to acquire the Shares, and the undersigned shall provide such information to the Company upon such request, it being understood by the undersigned that the Company may without any liability hereunder reject the undersigned’s subscription prior to the Closing Date in the event the undersigned fails to provide such additional information requested by the Company to evaluate the undersigned’s eligibility or the Company determines that the undersigned is not eligible.

c. The undersigned acknowledges that the Company, Pubco and others will rely on the acknowledgments, understandings, agreements, representations and warranties of the undersigned contained in this Subscription Agreement. Prior to the Closing, the undersigned agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The undersigned agrees that the purchase by the undersigned of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the undersigned as of the time of such purchase.

d. Each of the Company and Pubco is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. The undersigned shall consult with the Company and Pubco in issuing any press release or making any other similar public statement with respect to the transactions contemplated hereby, and the undersigned shall not issue any such press release or make any such public statement without the prior consent (such consent not to be unreasonably withheld or delayed) of the Company and Pubco, provided that the consent of the Company and Pubco shall not be required to the extent that such disclosure is required by law, in which case the undersigned shall promptly provide the Company and Pubco with prior notice of such disclosure.

e. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof (other than, if applicable, a Letter Agreement with the undersigned, and the Confidentiality Agreement entered into by MTech and the undersigned). This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

h. This Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

m. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by facsimile or email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

Notice to the Company shall be given to:

MTech Acquisition Corp.
10124 Foxhurst Court
Orlando, Florida 32836
Attention: Scott Sozio, Chief Executive Officer
Email: scott@vandykeholdings.com
Telephone: (407) 345-8332

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Tamar Donikyan, Esq.
Email: tdonikyan@egsllp.com
Telephone: (212) 370-1300

Notice to Pubco shall be given to:

MTech Acquisition Holdings, Inc.
10124 Foxhurst Court
Orlando, Florida 32836
Attention: Scott Sozio, Chief Executive Officer
Email: scott@vandykeholdings.com
Telephone: (407) 345-8332

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Tamar Donikyan, Esq.
Email: tdonikyan@egsllp.com
Telephone: (212) 370-1300

and

MJ Freeway, LLC
1601 Arapahoe St.
Denver, CO 80202
Attention: Jessica Billingsley
Email: jessica@mjfreeway.com
Telephone: (888) 932-6537

and

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174-1101
Attention: David Alan Miller, Esq.
Email: DMiller@graubard.com
Telephone: (212) 818-8661

Notice to the undersigned shall be given to the address underneath the undersigned’s name on the signature page hereto.

n. The headings set forth in this Subscription Agreement are for convenience of reference only and shall not be used in interpreting this Subscription Agreement. In this Subscription Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Subscription Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Subscription Agreement shall be deemed in each case to refer to this Subscription Agreement as a whole and not to any particular portion of this Subscription Agreement. As used in this Subscription Agreement, the term: (x) “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business; (y) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; and (z) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). For the avoidance of doubt, any reference in this Subscription Agreement to an affiliate of MTech will include the Sponsor.

11. Post-Closing Option. Commencing on the first business day after the Transaction Closing and terminating on the date that is sixty (60) calendar days following the Transaction Closing, the undersigned shall have the option (the “Option”) to purchase additional shares (the “Option Shares”) of Pubco Common Stock, up to an amount of Option Shares equal to the aggregate of the Shares purchased by the undersigned in the Offering and the Backstop Shares acquired, held and maintained by the undersigned in accordance with Section 3, at a price per Option Share equal to $10.21 (with the number of Option Shares and price per share subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations and the like after the after the Transaction Closing). The closing of the purchase of the Option Shares, if any, shall be subject to (i) the conditions set forth in clauses (a) through (c) of Section 4 hereof (with any reference to the Shares contained therein instead being a reference to the Option Shares) and, (ii) to the extent required by Nasdaq Capital Market rules and regulations, approval of Pubco’s shareholders. In addition, the Option Shares, if any, shall subject to the terms and conditions set forth therein, have the registration rights set forth in Section 7 hereof. Further, in the event that the Option Shares are purchased and sold, the Option Shares shall be registered for resale on a registration statement to be filed by Pubco with the SEC within thirty (30) calendar days after the closing of the purchase of the Option Shares, and otherwise in accordance with Section 7 herein.

12. Non-Reliance and Exculpation. The undersigned acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. The undersigned agrees no other purchaser pursuant to this Subscription Agreement or any other Subscription Agreement related to the private placement of the Shares or any Backstop Shares (including the respective controlling persons, members, officers, directors, partners, agents, or employees of any purchaser), shall be liable to any other purchaser pursuant to this Subscription Agreement or any other Subscription Agreement related to the private placement of the Shares or any Backstop Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or any Backstop Shares.

{SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MTECH ACQUISITION CORP.

By:
Name: Scott Sozio
Title: Chief Executive Officer

MTECH ACQUISITION HOLDINGS INC.

By:
Name: Scott Sozio
Title: Chief Executive Officer

{Signature Page to Subscription Agreement}

[PURCHASER SIGNATURE PAGES TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name(s) of Subscriber:

Signature of Authorized Signatory of Subscriber:

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Subscriber:

Attention:

Email:

Facsimile No.:

Telephone No.:

Address for Delivery of Shares to Subscriber (if not same as address for notice):

Subscription Amount: $

Number of Shares:

EIN Number:

{Signature Page to Subscription Agreement}

ANNEX A

Capitalized terms used and not defined in this ANNEX A shall have the meanings given in the Subscription Agreement to which this ANNEX A is attached.

The undersigned represents and warrants that the undersigned is an “accredited investor” (an “Accredited Investor”) as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for one or more of the reasons specified below (please check all boxes that apply):

For Natural Persons

☐	The undersigned is a natural person and (please check all boxes that apply):

☐	has an individual net worth (determined by subtracting total liabilities from total assets), or joint net worth with the undersigned’s spouse, in excess of $1,000,000;

(excluding undersigned’s primary residence and indebtedness thereon up to the gross value of such residence, except that if the amount of such indebtedness outstanding at the time of undersigned’s execution of the Subscription Agreement exceeds the amount of such indebtedness outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability in the determination of undersigned’s net worth); and/or

☐	had an individual income in excess of $200,000 (or a joint income together with the undersigned’s spouse in excess of $300,000) in each of the two most recently completed calendar years, and reasonably expects to have an individual income in excess of $200,000 (or a joint income together with the undersigned’s spouse in excess of $300,000) in the current calendar year.

For Entities

☐	The undersigned is an entity and (please check all boxes that apply):

☐	is a corporation, partnership, limited liability company, Massachusetts or similar business trust or organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring securities in the Company that has total assets in excess of $5,000,000;

☐	is a bank as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution defined in Section 3(a)(5)(A) of the Securities Act acting in either its individual or fiduciary capacity (this includes a trust for which a bank acts as trustee and exercises investment discretion with respect to the trust’s decision to invest in the Company);

☐	is a broker dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

☐	is an insurance company as defined in Section 2(a)(13) of the Securities Act;

☐	is an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), or a business development company as defined in Section 2(a)(48) of the Investment Company Act;

☐	is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended;

☐	is a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of employees, having total assets in excess of $5,000,000;

☐	is an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a) for which the investment decision to acquire securities in the Company is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, that is either a bank, savings and loan association, insurance company, or registered investment adviser, (b) which has total assets in excess of $5,000,000, or (c) which is self-directed, with the investment decisions made solely by persons who are Accredited Investors;

☐	is a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended;

☐	is a trust not formed for the specific purpose of acquiring securities in the Company with total assets in excess of $5,000,000 and directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company;

☐	is a revocable trust (including a revocable trust formed for the specific purpose of acquiring securities in the Company) and the grantor or settlor of such trust is an Accredited Investor; and/or

☐	is an entity in which each equity owner is an Accredited Investor.